CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions
"Financial Highlights", "Shareholder Services - Statements and
Reports", "General Information - Independent Auditors" and
"Financial Statements and Report of Independent Auditors" in this
Registration Statement (Form N-1A Nos. 33-72460 and 811-08188) of
AllianceBernstein Emerging Market Debt Fund, Inc.






                                          ERNST & YOUNG LLP


New York, New York
October 27, 2003